EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2022-B33 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer on and after May 2, 2023, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Novo Nordisk HQ Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Novo Nordisk HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Novo Nordisk HQ Mortgage Loan, Citibank, N.A., as Custodian for the Novo Nordisk HQ Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Novo Nordisk HQ Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Novo Nordisk HQ Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 601 Lexington Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 601 Lexington Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 601 Lexington Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for The Summit Mortgage Loan, KeyBank National Association, as Special Servicer for The Summit Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Summit Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Summit Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the One Wilshire Mortgage Loan, KeyBank National Association, as Special Servicer for the One Wilshire Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Wilshire Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One Wilshire Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One Wilshire Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bedrock Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Bedrock Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bedrock Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bedrock Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bedrock Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Woodmore Towne Centre Mortgage Loan, KeyBank National Association, as Special Servicer for the Woodmore Towne Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Woodmore Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Woodmore Towne Centre Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Woodmore Towne Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Kirby Collection Mortgage Loan, KeyBank National Association, as Special Servicer for The Kirby Collection Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Kirby Collection Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Kirby Collection Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Kirby Collection Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the JW Marriott Desert Springs Mortgage Loan, KeyBank National Association, as Special Servicer for the JW Marriott Desert Springs Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JW Marriott Desert Springs Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the JW Marriott Desert Springs Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the JW Marriott Desert Springs Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Glen Forest Office Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Glen Forest Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Glen Forest Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Glen Forest Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Glen Forest Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Silver Sands Premium Outlets Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Silver Sands Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Silver Sands Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Silver Sands Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Silver Sands Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Silver Sands Premium Outlets Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan.

Dated: March 18, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)